Exhibit 99.1



 Company: Jack Henry & Associates, Inc.   Analyst Contact:  Kevin D. Williams
          663 Highway 60, P.O. Box 807            Chief Financial Officer
          Monett, MO 65708                        (417) 235-6652

                                          IR Contact:  Jon Seegert
                                                  Director Investor Relations
                                                  (417) 235-6652


 FOR IMMEDIATE RELEASE
 ---------------------

       JACK HENRY & ASSOCIATES NAMES JACK PRIM CHIEF EXECUTIVE OFFICER
       ---------------------------------------------------------------
                    TONY WORMINGTON PROMOTED TO PRESIDENT
                    -------------------------------------

 Monett, MO, -- April 21, 2004 --  Jack  Henry  &  Associates, Inc.  (Nasdaq:
 JKHY), today announced the Board of Directors has promoted Jack Prim to the position of Chief Executive Officer from President. Tony L. Wormington is being promoted to President from Chief Operating Officer. Michael E. Henry, the current Chairman and CEO, will continue as Chairman of the Board. Both promotions will be effective July 1, 2004.

 "This is effectively a realignment of titles based on existing responsibilities and job performance," stated Michael E. Henry, Chairman and CEO. "Jack and Tony have both been performing the responsibilities associated with these titles for well over a year now and the Board felt it was the appropriate time for the realignment. They both deserve the recognition of making the changes and hard decisions required to drive the company through the difficult economic times we have dealt with the last couple of years. I am going to continue as Chairman of the Board and will continue to be heavily involved in the overall corporate strategy and the assessment of potential acquisitions in the future."

 Jack Prim has more than 25 years of industry experience, including knowledge and expertise in financial services technology, banking, sales and marketing. "He has demonstrated the ability to lead the company and is the ideal person to continue the growth in the future while maintaining the JKHY corporate culture and dedication to our customers," stated Henry. Jack has served as President since January 2003, served as COO from May of 2001 and has also served as General Manager of the E-Services division. Prim was named General Manager of the Liberty division when JKHY acquired BSI's Community Banking Division in 1995. He earned his Bachelor of Arts degree in Business Administration from the University of North Carolina and his Masters of Business Administration from Queens College in Charlotte, North Carolina. Jack is married with three children and resides in Charlotte.

 Tony Wormington has served as COO since January 2003, Vice President since October 1998, and became the General Manager of Technology Services in 2000. Since joining the company in 1980, he has also served as Manager of Research and Development and Manager of Installation Services. "Tony's background and extensive experience give him an exceptional understanding of our products and our customers," said Henry. "Similar to Jack this is only a change in title as Tony has been performing the functions and responsibilities of this job for some time now." Tony resides in Monett with his wife and daughter.


 About Jack Henry & Associates

 Jack Henry & Associates, Inc. provides integrated computer systems and processes ATM and debit card transactions for banks and credit unions. Jack Henry markets and supports its systems throughout the United States and has over 3,000 customers nationwide. For additional information on Jack Henry, visit the company's web site at www.jackhenry.com.


 Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.


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